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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-84646 on Form S-8 of our report dated February 25, 2003 (which report includes an unqualified opinion and an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), included in this Annual Report on Form 10-K of Asbury Automotive Group, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 24, 2003

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  Exhibit 23